EXHIBIT 10.17

DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

     The non-employee members of the Board of Directors of The Allied Defense Group, Inc. are entitled to be compensated for their service via a combination of cash and shares of stock of The Allied Defense Group, Inc. (“Stock”). This Deferred Compensation Plan For Non-Employee Directors is intended to allow the members of the Board of Directors of The Allied Defense Group, Inc. to defer receipt of the cash and/or Stock compensation, all as set forth herein.

1. Eligibility

     Each member of the Board of Directors (a “Director”) of The Allied Defense Group, Inc. (“Company”) who is not an employee of the Company, or of any of its subsidiaries, is eligible to participate in this Deferred Compensation Plan for Non-Employee Directors (“Plan”).

2. Participation

     (a) Prior to the beginning of any July 1 — June 30 period (“Fiscal Year”), each eligible Director may elect to participate in the Plan by directing that (i) all of the cash compensation which would otherwise be payable for services as a Director during such Fiscal Year (“Cash Compensation”) shall be credited to a deferred compensation account (“Cash Account”), and/or (ii) all of the Stock compensation which would otherwise be payable for services as a Director during such Fiscal Year (“Stock Compensation”) shall be credited to a separate deferred compensation account (“Stock Account”), all pursuant to the terms of the Plan.

     (b) An election to participate in the Plan shall be in the form of an enrollment form (“Enrollment Form”) executed by the Director and filed with the Secretary of the Company. Upon the adoption of this Plan, each eligible Director has completed an Enrollment Form and filed it with the Secretary of the Company. Each such election shall be effective for the upcoming Fiscal Year and shall continue in effect from Fiscal Year to Fiscal Year until the Director terminates or modifies the election by providing a substitute Enrollment Form prior to the commencement of any Fiscal Year.

3. Cash Accounts

     (a) A Cash Account for each participating Director shall be maintained on a book-keeping basis by the Secretary of the Company.

     (b) Deferrals of Cash Compensation credited to a Cash Account shall bear interest from the first day of the month in which the related Cash Compensation would otherwise be paid. The interest credited will be compounded and credited at the end of each Fiscal Year. Interest during each Fiscal Year will accrue at the same rate as is earned by the Company on its funds in its bank account.

     (c) The accumulated amount in the Cash Account shall be paid to the Director (or beneficiary) upon the earliest to occur of the following (“Retirement”):

(i)	the termination of the Director’s service on the Board for any reason (including death);

(ii)	the sale, merger or consolidation of, change of control of, or similar extraordinary transaction involving, the Company.

     (d) At the time of election to participate in the Plan, a Director shall also make elections with respect to the method of distribution of Cash Compensation deferred under the Plan, plus accumulated interest. Such elections shall be contained in the Enrollment Form.

4. Stock Accounts

     (a) Stock Accounts for each participating Director shall be maintained on a book-keeping basis by the Secretary of the Company.

     (b) For each share of Stock issuable as Stock Compensation for which a Director has elected deferral pursuant to the Enrollment Form, the Director’s Stock Account shall be credited with a stock unit (the “Unit”).

     (c) The number of Units credited to the Stock Account shall be appropriately and equitably adjusted to reflect any change in the outstanding stock of the Company in the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Company, all as determined by the Board of Directors of the Company.

     (d) Payment of the deferred compensation represented by a Stock Account shall be made to the Director (or beneficiary) upon a Director’s Retirement solely in the form of one share of Stock for each Unit. All Stock shall be issued from the Company’s 2001 Incentive Equity Plan, as amended, or a subsequent plan approved by the Company’s stockholders.

     (e) At the time of election to participate in the Plan, a Director shall also make elections with respect to the method of distribution of Stock Compensation deferred under the Plan. Such elections shall be contained in the Enrollment Form.

     (f) Directors who elect to make a deferral of Stock in accordance with this Plan will have no rights as stockholders of the Company with respect to Units credited to their Stock Accounts.

     (g) On each payment date for any cash dividends paid on the Stock, the Company shall pay to each Director as an additional cash fee an amount equal to the cash dividends that would be payable by the Company on a number of shares of Stock equal to the number of Units in the Director’s Stock Account as of such payment date. Such amounts shall be paid directly to each Director in cash and shall not be eligible for deferral under this Plan.

5. Miscellaneous

     (a) The right of a Director to any payment hereunder shall not be subject to assignment by the Director.

     (b) Benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to the participating Directors shall be paid from the general funds of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to any Director. This Plan shall create only a contractual obligation on the part of the Company, and participating Directors shall have the rights of a general unsecured creditor with respect to the benefit obligations hereunder. Funds of the Company available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of the Company, and may be used for any purpose by the Company. The obligation of the Company to make payments pursuant to this Plan constitutes an unsecured but legally enforceable promise of the Company to make such payments.

     (c) A participating Director’s interest in his Cash Account and Stock Account shall at all times be 100% vested and nonforfeitable.

     (d) The Company shall have the right to amend or terminate this Plan in whole or in part from time to time by resolution of the Board; provided, however, that no action shall cancel or reduce the amount of a Director’s previously accrued benefits.

     (e) Deferral elections and beneficiary designations made pursuant to this Plan must be made in writing on forms substantially similar to the forms set forth in Exhibit 1 to this Plan, and shall be subject to such other procedural rules as the Board of Directors may establish.

     (f) This Plan shall be construed, administered and governed in all respects in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer.

THE ALLIED DEFENSE GROUP, INC.
Dated: June 3, 2004	By:

John G. Meyer, Jr.,
President and Chief Executive Officer

Allied/Deferred Compensation Plan 2004.5 (Exhibit 10.17)

EXHIBIT 1 TO DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS

DEFERRAL ELECTION FORM
AND DESIGNATION OF BENEFICIARY FORM

I. DEFERRAL(S)

TO:	The Allied Defense Group, Inc.
Attn: Corporate Secretary

     Pursuant to the terms and conditions of the Deferred Compensation Plan For Non-Employee Directors (the “Plan”), I hereby make the following election to defer Cash Compensation and/or Stock Compensation pursuant to the Plan.

     All capitalized terms not expressly defined in this Deferral Election Form have the meanings set forth in the Plan.

     1._____Deferral of Cash Compensation: I hereby irrevocably elect to defer receipt of each monthly payment of Cash Compensation.

     2._____Deferral of Stock Compensation: I hereby irrevocably elect to defer receipt of the shares of Stock payable with respect to the upcoming July 1 - June 30 Fiscal Year.

     3.          Payment of Cash Account: I hereby irrevocably elect to have my Cash Account paid to me as follows:

(a)	In a lump sum within sixty (60) days of my Retirement; or

(b)	In ______ (not to exceed 5) equal annual installments (without further interest) commencing within sixty (60) days of my Retirement.

     4.          Payment of Stock Account: I hereby irrevocably elect to have my Stock Account paid to me in the form of Stock as follows:

(a)	In a lump sum Stock award within ten (10) days of my Retirement; or

(b)	In ______ (not to exceed 5) equal annual Stock installments commencing within ten (10) days of my Retirement.

II. DESIGNATION OF BENEFICIARY

Name of Director:	Marital Status: Single
Social Security No.:	Married

     I hereby revoke any previous designation(s) of beneficiary made by me with respect to amounts payable by The Allied Defense Group, Inc. (the “Company”) under the Deferred Compensation Plan For Non-Employee Directors in the event of my death; and I hereby designate the following person(s) or entity to receive, upon my death, any such amounts:

Primary Beneficiary or Beneficiaries:

Name:	Share: %	Relationship:	Birth Date:
Address:		SS#:

Name:	Share: %	Relationship:	Birth Date:
Address:		SS#:

Contingent Beneficiary or Beneficiaries (if your Primary Beneficiary(ies) all predecease you):

Name:	Share: %	Relationship:	Birth Date:
Address:		SS#:

Name:	Share: %	Relationship:	Birth Date:
Address:		SS#:

This election to defer is made as of the date of my signature below.

I certify that the foregoing elections are not being made in reliance upon any financial or tax advice given by the Company. I understand that I should consult my own tax advisor as to the tax consequences of my elections.

Date:

(Signature of Non-Employee Director)

Name:

Received by the Company:

The Allied Defense Group, Inc.

Date:

Acknowledged:

Name and Title
Office of Corporate Secretary

ADG/Deferred Compensation Plan 2004.5 (Exhibit 10.17)